UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2006
DUSA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

NEW JERSEY	0-19777	22-3103129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
25 UPTON DRIVE
WILMINGTON, MASSACHUSETTS 01887
(Address of principal executive offices, including ZIP code)
(978) 657-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EX-99.1: UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS.
     On March 14, 2006, DUSA Pharmaceuticals, Inc. (the “Company”) filed a Current Report on Form 8-K to report its merger, on March 10, 2006, with Sirius Laboratories, Inc. (“Sirius”). Such Form 8-K indicated that the Company would file certain pro forma financial information no later than the date by which such information is required. On May 9, 2006, June 7, 2006 and August 15, 2006 the Company filed the required pro forma financial information on Form 8-K/A. The unaudited pro forma condensed consolidated information included in this amendment as Exhibit 99.1, attached hereto, supplements the pro forma financial information that was included in our Current Reports on Form 8-K/A filed with the SEC on May 9, 2006, June 7, 2006 and August 15, 2006 and should be read in conjunction therewith.
(a)	Financial Statements of Businesses Acquired.
     The audited balance sheets of Sirius as of December 31, 2005, 2004 and 2003, and the audited statements of operations, stockholders’ equity (deficit), and cash flows of Sirius for fiscal years ended December 31, 2005, 2004 and 2003, and the notes to such audited financial statements, previously filed as Exhibit 99.2 to the Company’s Form 8-K filed with the Commission on March 14, 2006.
(b)	Pro Forma Financial Information.
     The following pro forma financial information, together with accompanying summary notes, is included herein as Exhibit 99.1:
(i)	Unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006
(d)	Exhibits.
The following exhibits are being filed with this Current Report:
99.1	Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.

	By:	/s/ Robert F. Doman

Robert F. Doman
President and Chief Executive Officer

Dated: November 26, 2007